UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 18, 2012, Vanda Pharmaceuticals Inc. (the “Company”) announced that the Board has elected Michael Cola, age 53, as a director of the Company and a member of the Audit Committee of the Board, effective as of June 14, 2012. Mr. Cola’s initial term will expire at the Company’s 2015 annual meeting of stockholders. Mr. Cola will also serve as a member of the Audit Committee of the Board replacing Howard Pien, who will continue to serve as Chairman of the Board and as a member of each of the Compensation Committee and the Nominating/Corporate Governance Committee of the Board. In connection with Mr. Cola’s election, and pursuant to the Company’s bylaws, the Board has increased the number of directors to seven.

Mr. Cola served as President of Shire plc’s Specialty Pharmaceuticals business from 2007 until April 2012. Mr. Cola joined Shire in July 2005 as Executive Vice President for Global Therapeutic Business Units and Portfolio Management prior to being named President of the Specialty Pharmaceuticals business. Prior to joining Shire, Mr. Cola spent more than five years at Safeguard Scientifics, where he served as President of the Life Sciences Group. As part of his role with Safeguard Scientifics, Cola served as Chairman and CEO of Clarient, a cancer diagnostics company, and Chairman of Laureate Pharma, a full service contract manufacturing organization serving research based biologics companies. Prior to joining Safeguard Scientifics, Mr. Cola held progressively senior positions in product development and commercialization at AstraMerck, a top 20 U.S. pharmaceutical company, and later with AstraZeneca. Mr. Cola currently serves on the Board of Directors of NuPathe Pharmaceuticals, is a member of the Board of Trustees of Ursinus College, and a member of the Board of Directors of Pennsylvania Bio, the statewide association representing the biosciences community. Mr. Cola received his Bachelor of Arts degree in biology and physics from Ursinus College and his Master of Science degree in biomedical science from Drexel University.

Pursuant to the Company’s outside director compensation program, Mr. Cola was granted an option to purchase 35,000 shares of the Company’s common stock at an exercise price of $4.15 per share, the closing price per share of the common stock on June 14, 2012, the date on which he joined the Board. Such option will vest in equal monthly installments over a period of four years from the date of the grant, except that in the event of a change of control of the Company the option will accelerate and become immediately exercisable. Mr. Cola will also receive a $25,000 annual fee and $2,500 for each Board meeting he attends in person ($1,250 for meetings attended by telephone). In addition, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2013, an option to purchase 15,000 shares of the Company’s common stock. Such annual option will vest in equal monthly installments over a period of one year from the date of grant, except that in the event of a change of control of the Company the option will accelerate and become immediately exercisable. The outside director compensation program is described in further detail in the Company’s Definitive Proxy Statement for its 2012 annual meeting of stockholders filed with the Securities and Exchange Commission on April 30, 2012.

Mr. Cola and the Company have entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (File No. 333-130759), as originally filed on December 29, 2005.

The Board has determined that Mr. Cola is an independent director in accordance with applicable rules of the Securities and Exchange Commission and The Nasdaq Global Market.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2012 annual meeting of stockholders of the Company held on June 14, 2012 (the “Annual Meeting”), the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of two directors to serve as Class III directors for a term of three years until the 2015 annual meeting of stockholders.

Proposal 2:	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Proposal 3:	The approval on an advisory non-binding basis of the compensation of the Company’s named executive officers.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2012 (the “Proxy Statement.”) Of the 28,226,743 shares of the Company’s common stock entitled to vote at the Annual Meeting, 24,577,084 shares, or approximately 87.07%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1:	Election of Directors.

The Company’s stockholders elected the following two directors to serve as Class III directors until the 2015 annual meeting of stockholders. The votes regarding the election of directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Mihael H. Polymeropoulos, M.D.	11,538,742	3,392,474	9,645,868
Steven K. Galson, M.D., M.P.H.	11,533,298	3,397,918	9,645,868

Proposal 2:	Proposal 2: Ratification of PricewaterhouseCoopers LLP.

The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
24,238,145	194,594	144,345	0

Proposal 3:	Proposal 3: Compensation of Officers.

The Company’s stockholders approved on an advisory non-binding basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
12,025,095	2,887,705	18,416	9,645,868

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Vanda Pharmaceuticals Inc. dated June 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

By:	/s/ JAMES P. KELLY
Name: James P. Kelly
Title: Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

Dated: June 18, 2012